UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 30, 2007

FEDERAL HOME LOAN BANK OF BOSTON

(Exact name of registrant as specified in its charter)

Federally chartered corporation	000-51402	04-6002575
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

111 Huntington Avenue
Boston, MA 02199

(Address of principal executive offices, including zip code)

(617) 292-9600

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02            Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 30, 2007, the Federal Housing Finance Board, regulator of the Federal Home Loan Bank of Boston (the Bank), appointed six individuals to the Bank’s board of directors:

Andrew J. Calamare, president and chief executive officer, the Life Insurance Association of Massachusetts, Boston, Massachusetts. Mr. Calamare will fill the remainder of a three-year term that began on January 1, 2006.

Patrick E. Clancy, president and chief executive officer, The Community Builders, Boston, Massachusetts. Mr. Clancy will fill the remainder of a three-year term that began on January 1, 2005.

John Goldsmith, partner, the Roseview Group, Boston, Massachusetts. Mr. Goldsmith will fill the remainder of a three-year term that began on January 1, 2007.

Cornelius Hurley, director of the Morin Center for Banking and Financial Law at Boston University School of Law, Boston, Massachusetts. Mr. Hurley will fill the remainder of a three-year term that began on January 1, 2006.

Jay F. Malcynsky, managing partner, Gaffney, Bennett and Associates, New Britain, Connecticut. Mr. Malcynsky will fill the remainder of a three-year term that began on January 1, 2006.

Helen F. Peters, professor of finance, Boston College, Boston, Massachusetts. Dr. Peters will fill the remainder of a three-year term that began on January 1, 2007.

Board committee assignments were not available at this time.

Item 9.01            Financial Statements and Exhibits

(d) Exhibits

99.1 Press release regarding Mr. Calamare, dated April 5, 2007, issued by the Bank.

99.2 Press release regarding Mr. Clancy, dated April 5, 2007, issued by the Bank.

99.3 Press release regarding Mr. Goldsmith, dated April 5, 2007, issued by the Bank.

99.4 Press release regarding Mr. Hurley, dated April 5, 2007, issued by the Bank.

99.5 Press release regarding Mr. Malcynsky, dated April 5, 2007, issued by the Bank.

99.6 Press release regarding Ms. Peters, dated April 5, 2007, issued by the Bank.

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Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Federal Home Loan Bank of Boston

Date: April 5, 2007	By:	/s/ Frank Nitkiewicz

Frank Nitkiewicz Executive Vice President and Chief Financial Officer

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